Exhibit 10.1.4

                           RISK CAPITAL HOLDINGS, INC.
                              AMENDED AND RESTATED
          CHANGE IN CONTROL SEVERANCE PLAN AND SUMMARY PLAN DESCRIPTION

      1. Name of Plan. Risk Capital Holdings, Inc. Change in Control Severance Plan (the "Plan").

      2. Purpose of Plan. The purpose of the Plan is to provide change in control benefits to eligible Employees as described below.

      3. Participation. The Plan covers all employees of Risk Capital Holdings, Inc. (the "Company"), Risk Capital Reinsurance Company, or any other subsidiaries of the Company designated by the Company from time to time as participating employers in this Plan, who have executed and returned to the Company the Acknowledgment attached as Exhibit A hereto ("Employees"); provided, however, that any Employee who has a separate Change in Control Agreement with the Company or its subsidiaries shall receive change in control severance benefits only as set forth in such Agreement. Employees and former employees who are eligible to receive, are receiving or have received benefits under this Plan are referred to as "Participants."

      4. Change in Control. Benefits shall be provided under the Plan only in the event there shall have occurred a "Change in Control," as such term is defined below, and, in the case of benefits described in Section 7 below, a Participant's employment by the Company and its subsidiaries shall thereafter have terminated in accordance with Section 6 below within the Protection Period. No benefits shall be paid under Section 7 of this Plan if a Participant's employment terminates outside of a Protection Period.

            (i) For purposes of the Plan, a "Change in Control" shall mean:

                  (A) any person (within the meaning of the Securities Exchange
            Act of 1934, as amended (the "Exchange Act"), other than a Permitted Person or an Initial Investor, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 35% or more of the total voting power of all the then outstanding Voting Securities; or

                  (B) any Initial Investor is or becomes the "beneficial owner"
            (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 50% or more of the total voting power of all the then outstanding Voting Securities; or

                  (C) the individuals who, as of the date hereof, constitute the
            Board of Directors of the Company (the "Board") together with those who become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of such date or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

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                  (D) the required stockholders of the Company approve a merger, consolidation, recapitalization, liquidation, sale or disposition by the Company of all or substantially all of the Company's assets, or reorganization of the Company (provided that all material regulatory approvals have been obtained), or consummation of any such transaction, other than any such transaction which would (x) result in at least 60% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the former stockholders of the Company and (y) not otherwise be deemed a Change in Control under subparagraphs (A), (B), (C) or (E) of this paragraph (i); or

                  (E) the Board adopts a resolution to the effect that, for
            purposes hereof, a Change in Control has occurred.

            (ii) The "Change in Control Date" shall be any date during the term of this Plan on which a Change in Control occurs.

            (iii) "Initial Investors" means (A) X.L. Insurance Company, Ltd.;
      (B) The Trident Partnership, L.P.; (C) Marsh & McLennan Risk Capital Holdings, Ltd.; or (D) any majority-owned subsidiary or parent (or equivalent in the case of a non-corporate entity) of the foregoing.

            (iv) "Permitted Persons" means (A) the Company; (B) any Related Party; or (C) any group (as defined in Rule 13d-3 under the Exchange Act) comprised of any or all of the foregoing.

            (v) "Protection Period" means (A) in the case of each Participant who is an officer, the period beginning on the Change in Control Date and ending on the first anniversary of the Change in Control Date and (B) in the case of each Participant who is a non-officer, the period beginning on the Change in Control Date and ending six months after the Change in Control Date.

            (vi) "Related Party" means (A) a majority-owned subsidiary of the Company; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (C) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

            (vii) "Voting Security" means any security of the Company which carries the right to vote generally in the election of directors.

      5. Acceleration of Vesting Upon Change in Control. All stock options and restricted stock issued under the Company's 1995 Long Term Incentive and Share Award Plan (or any successor plan) shall become immediately vested in full and, in the case of stock options, immediately exercisable in full, upon a Change in Control in accordance with the applicable restricted stock agreements and stock option agreements.

      6. Termination Following Change in Control. A Participant shall be entitled to the benefits provided in Section 7 of the Plan upon any termination of his or her employment with the


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Company and its subsidiaries within a Protection Period, except a termination of employment (a) because of his or her death, (b) because of a "Disability," (c) by the Company or any of its subsidiaries for "Cause," or (d) by a Participant (other than, in the case of officers only, termination by the Participant due to Constructive Termination).

            (i) Disability. A Participant's employment shall be deemed to have terminated because of a "Disability" if the Participant applies for and is determined to be eligible to receive disability benefits under the Company's Long-Term Disability Plan.

            (ii) Cause. Termination of a Participant's employment by the Company or any of its subsidiaries for "Cause" shall mean termination by reason of the Participant's willful engagement in conduct which involves dishonesty or moral turpitude in connection with his or her employment and which is demonstrably and materially injurious to the financial condition or reputation of the Company. An act or omission shall be deemed "willful" only if done, or omitted to be done, in bad faith and without reasonable belief that it was in the best interest of the Company.

            (iii) Without Cause. The Company or any of its subsidiaries may terminate the employment of a Participant without Cause during a Protection Period only by giving the Participant written notice of termination to that effect. In that event, the Participant's employment shall terminate on the last day of the month in which such notice is given (or such later date as may be specified in such notice), and the benefits set forth in Section 7 hereof shall be provided to the Participant.

            (iv) Constructive Termination. Termination of employment by an officer during a Protection Period due to "Constructive Termination" shall mean termination by the officer subsequent to any of the following: (A) the assignment of duties and responsibilities inconsistent in any material and adverse respect with the officer's position or a significant diminution in his/her duties or responsibilities; provided, however, that Constructive Termination shall not be deemed to occur upon a change in duties or responsibilities that is solely and directly a result of the Company no longer being a publicly traded entity, and does not involve any other event set forth in this definition; (B) a reduction in the officer's base salary or bonus opportunity; (C) the requirement that the officer work at a location outside of Fairfield County, Connecticut, or Westchester County, New York; (D) the failure to provide the officer with benefits and incentive compensation opportunities at least as favorable, in the aggregate, as the benefits and incentive compensation opportunities available to the officer immediately prior to a Change in Control; or (E) if the Company has failed to obtain the assumption of the obligations contained in the Plan by any successor as contemplated in Section 17 hereof.

      An officer shall exercise his or her right to terminate employment due to Constructive Termination by giving the Company a written notice of termination specifying in reasonable detail the circumstances constituting such Constructive Termination. In that event, the officer's employment shall terminate on the last day of the month in which such notice is given unless an earlier date is specified in writing by the officer. A termination of employment by the officer within a Protection Period shall be due to Constructive Termination if one of the occurrences specified in this subsection (iv) shall have occurred, notwithstanding that the officer may have other reasons for terminating employment, including employment by another employer which the officer desires to accept.


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

      7. Benefits Upon Termination Within Protection Period. If, within a Protection Period, a Participant's employment by the Company and its subsidiaries shall be terminated (a) by the Company or any of its subsidiaries other than for Cause and other than because of a Disability or death, or (b) in the case of an officer, by the officer due to Constructive Termination, the Participant shall be entitled to the benefits provided for below:

            (i) The Company shall pay to the Participant, through the date of the Participant's termination of employment, salary at the rate then in effect, together with salary in lieu of vacation accrued to the date on which his or her employment terminates, in accordance with the standard payroll practices of the Company;

            (ii) The Company shall pay to the Participant an amount equal to the product of (A) the amount of the Participant's target annual bonus for the year including the Change in Control Date (or the year of termination, if higher), multiplied by (B) a fraction, the numerator of which is the number of days elapsed in the calendar year through the date of termination of the Participant's employment, and the denominator of which is 365; and such payment shall be made in a lump sum within 10 business days after the date of such termination of employment;

            (iii) The Company shall pay as severance to the Participant an amount as set forth below, which payment shall be made in equal monthly installments over 18 months, in the case of a Participant described in paragraph (A) below, 12 months, in the case of a Participant described in paragraph (B) below, and six months, in the case of a Participant described in paragraph (C) below, beginning within 10 business days after the date of such termination of employment; provided, however, that a Participant will have a duty to mitigate such payments by seeking new employment, and the severance payments will be reduced by any salary from such other employment received or receivable during the period of severance:

            (A) in the case of an officer of the level of Vice President or higher, an amount equal to 1.5 times the sum of (1) the Participant's annual base salary in effect on the Change in Control Date (or the date of termination, if higher) and (2) the Participant's target annual bonus for the year including the Change in Control Date (or the year of termination, if higher),

            (B) in the case of an officer below the level of Vice President, an amount equal to 1.0 times the sum of (1) the Participant's annual base salary in effect on the Change in Control Date (or the date of termination, if higher) and (2) the Participant's target annual bonus for the year including the Change in Control Date (or the year of termination, if higher), and

            (C) in the case of each Participant who is a non-officer, an amount equal to 0.5 times the sum of (1) the Participant's annual base salary in effect on the Change in Control Date (or the date of termination, if higher) and (2) the Participant's target annual bonus for the year including the Change in Control Date (or the year of termination, if higher); and

            (iv) The Company shall continue to cover the Participant and his or her dependents under, or provide the Participant and his or her dependents with insurance coverage no less favorable than, the Company's life, disability, health and dental benefit plans or programs (as


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

      in effect on the day immediately preceding the Protection Period or, at the option of the Participant, on the date of termination of employment) for a period equal to the lesser of (x) the number of months following the date of termination equal to the number of months of severance which the Participant is entitled to under the previous paragraph or (y) until the Participant is provided by another employer with benefits substantially comparable (with no preexisting condition limitations) to the benefits provided by such plans or programs. To the extent any such benefits cannot be provided under the benefit plans or programs of the Company or any of its subsidiaries, the Participant will be entitled to receive, on a monthly basis following termination, cash payments in an amount equal to the monthly cost of such benefits.

      8. Non-Exclusivity of Rights. Nothing in this Plan shall prevent or limit the Participant's continuing or future participation in any benefit, bonus, policies or programs provided by the Company or any of its subsidiaries and for which the Participant may qualify, nor shall anything herein limit or otherwise affect such rights as the Participant may have under any stock option or other agreements with the Company or any of its subsidiaries; provided, however, that amounts payable hereunder are in lieu of any severance benefit payable under any other severance plan or agreement of the Company or its subsidiaries in effect on the date hereof. Amounts which are vested benefits or which a Participant is otherwise entitled to receive under any plan, practice, policy or program of the Company or any of its subsidiaries at or subsequent to the date of termination of a Participant's employment shall be payable in accordance with such plan, practice, policy or program.

      9. Limitation on Payments by the Company. Anything in this Plan to the contrary notwithstanding, in the event that any payment or distribution made, or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of exercisability of any stock option) by the Company to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), as an "excess parachute payment" (within the meaning of Section 280G of the Code), the payment set forth in Section 7(iii) hereof shall be reduced to the smallest extent possible such that no amount payable hereunder constitutes an "excess parachute payment" (within the meaning of Section 280G of the Code).

      10. Confidential Information; Nonsolicitation of Employees and Customers. Each Participant shall hold in a fiduciary capacity for the benefit of the Company and its subsidiaries all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Participant during his or her employment by the Company or any of its subsidiaries (except for information, knowledge or data which shall be or subsequently become known or generally available to the public other than by acts of the Participant or his or her representatives in violation of this Plan). After the date of termination of a Participant's employment with the Company or any of its subsidiaries, the Participant shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by the Company. The Participant shall return to the Company at the time of the termination of the Participant's employment with the Company or any of its subsidiaries all tangible property of the Company or any its subsidiaries in the Participant's possession, including, but not limited to, confidential information relating to the Company or any of its subsidiaries. The Participant shall not, during the term of his or her employment by the Company or any of its subsidiaries and for one year thereafter, directly or indirectly, on behalf of the Participant or any other person or entity, (i) induce,


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

or seek to induce, any employee of the Company or any of its subsidiaries to terminate employment with the Company or any of its subsidiaries or (ii) solicit business from any person, firm or company which is (during the period the Participant is employed by the Company or any of its subsidiaries), or at the time of the termination of the Participant was, a customer of the Company or any of its subsidiaries, or induce, or seek to induce, any such customer of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries. In the event of a breach or threatened breach by a Participant of any provision of this Section 10, the Participant acknowledges that the Company and its subsidiaries shall be entitled to an injunction restraining the Participant from such act or threatened act, in addition to monetary damages and any other available remedies. Each Participant hereby expressly consents and agrees that, for any breach or threatened breach of any provision of this Section 10, a restraining order and/or an injunction may be issued against the Participant in addition to any other rights the Company or any of its subsidiaries may have with respect to such violation or breach. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to a Participant under this Plan. The provisions of this Section 10 shall apply to Participants whether or not there has been a Change in Control. The invalidity or unenforceability of any provision of this Section 10 shall not affect the validity or enforceability of any other provision of this Plan.

      11. Choice of Law. This Plan shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

      12. Withholding. The Company or any of its subsidiaries may withhold from any amounts payable under the Plan such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      13. Non-Uniform Determinations. The determinations of the Plan Administrator (as defined below) under this Plan need not be uniform and may be made by it selectively among the persons who receive, or are eligible to receive, awards hereunder, whether or not such persons are similarly situated.

      14. Plan Interpretation. The Plan Administrator has the final authority and responsibility with respect to the construction of the terms of the Plan and the eligibility for Plan benefits. Its decisions in all such matters are final and binding.

      15. Effective Date. The Plan is effective as of February 25, 1999.

      16. Plan Amendment or Termination. Prior to a Change in Control, this Plan may be amended, modified or terminated by action of the Board of Directors of the Company. During a Protection Period and for 18 months thereafter, this Plan may not be amended, modified or terminated in a manner that would adversely affect the Participants without written consent of such Participants.

      17. Successors. This Plan will be binding on any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company. The Company will require any such successor to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Plan, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and


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agrees (or is required hereunder to assume and agree) to perform this Plan by operation of law or otherwise.

      18. Type of Plan. The Plan is a change in control severance pay plan, a type of welfare benefit plan.

      19. Plan Number. The number assigned to this Plan is 504.

      20. Plan Year. The plan year is the calendar year.

      21. Name and Address of Employer:

      Risk Capital Holdings, Inc. 20 Horseneck Lane Greenwich, CT 06830

      22. Taxpayer Identification Number of Employer: 06-1424716.

      23. Plan Administrator and Named Fiduciary. The Plan shall be administered by the Company (the "Plan Administrator" or the "administrator"). The Company is the named fiduciary of the Plan.

      24. Source of Plan Benefits. All severance payments to be made to eligible Participants pursuant to this Plan are to be made from the general assets of the Company. Benefits under the Plan are not insured under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), because this is a welfare benefit plan to which that Title does not apply.

      25. Agent for Service of Legal Process. Plan Administrator (see above).

      26. Procedure for Claiming Benefits. Severance benefits are awarded in appropriate circumstances without application. The Company's obligation to make the payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or any of its subsidiaries may have against a Participant or others. However, if a Participant believes that he or she is entitled to severance benefits under the Plan and such benefits are not awarded, the Participant must present a written claim for such benefits to the Plan Administrator. If the Plan Administrator determines that the claim should be denied, the Plan Administrator must provide the Participant with notice of the denial, written in clear and precise terms and giving specific reasons for the denial. Within 90 days after a Participant is notified of the denial of his or her application, the Participant also has the right to appeal to the Plan Administrator for a full and fair review of any such denial. A Participant also has the right to review any relevant documents and to submit issues and comments in writing to the Plan Administrator. If the Participant needs more time, the Plan Administrator may allow the Participant more than 90 days to file a request for review. The Plan Administrator shall conduct a hearing and/or take such other steps as the Plan Administrator deems appropriate for a full and fair review of the appeal from the denial of a claim and, usually within 60 days after the request for review is received, shall issue a final written decision, which shall include specific reasons for the decision and references to the pertinent plan provisions and which shall be written in a manner calculated to be understood by the Participant. If the Plan Administrator needs more time, the Plan Administrator's decision may be delayed until 120 days after the request for review is received.


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      27. Participant Rights Under ERISA. A Participant in the Plan is entitled to certain rights and protection under ERISA. ERISA provides that all Plan Participants shall be entitled to:

            Examine without charge, at the Plan Administrator's office and other specified locations, such as worksites, all plan documents and copies of all documents filed by the Plan with the United States Department of Labor, such as detailed annual reports and plan descriptions.

            Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The administrator may make a reasonable charge for the copies.

            Receive a summary of the Plan's annual financial report, if any. The Plan Administrator is required by law to furnish each Participant with a copy of any such summary annual report.

            Obtain a statement telling the Participant whether he or she has a right to receive a plan benefit upon termination of employment and if so, what the benefits under the Plan would be if the Participant stops working now. If the Participant does not have a right to a benefit, the statement will state when, if ever, the Participant will have earned the right to a benefit. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

      In addition to created rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called "fiduciaries" of the Plan) have a duty to do so prudently and in the interest of Plan Participants and beneficiaries. No one, including the employer or any other person, may fire a Participant or otherwise discriminate against the Participant in any way to prevent him or her from obtaining a benefit from the Plan or exercising his or her rights under ERISA. If the Participant's claim for a benefit under the Plan is denied in whole or in part, the Participant must receive a written explanation of the reason for the denial. The Participant must have the right to have the Plan Administrator review and reconsider the claim.

      Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if the Participant requests materials from the Plan and does not receive them within 30 days, the Participant may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $100 a day until the materials are received, unless the materials were not sent because of reasons beyond the control of the administrator. If the Participant has a claim for benefits which is denied or ignored, in whole or in part, the Participant may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if the Participant is discriminated against for asserting his or her rights, the Participant may seek assistance from the United States Department of Labor or the Participant may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person the Participant sued to pay these costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds that the claim is frivolous.

      If the Participant has any questions about the Plan, the Participant should contact the Plan Administrator. If the Participant has any questions about this statement or about the Participant's rights


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under ERISA, he or she should contact the nearest area office of the Pension and
Welfare Benefits Administration, United States Department of Labor, listed in a telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, United States Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.

                                     * * * *


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                                                                       Exhibit A

                           RISK CAPITAL HOLDINGS, INC.
              AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE PLAN

                                 Acknowledgment

      I, an employee of Risk Capital Holdings, Inc. or a subsidiary, acknowledge that I have received a copy of the Amended and Restated Risk Capital Holdings, Inc. Change in Control Severance Plan and Summary Plan Description, and I agree to its terms. I understand that the confidentiality and nonsolicitation terms set forth in Section 10 thereof will apply to me whether or not a Change in Control actually occurs.

Date:____________                           ____________________________________

                                            Print name: ________________________